EXHIBIT 99.1

PennantPark Investment Corporation Announces an Increase of Its Quarterly Distribution to $0.26 Per Share

NEW YORK, Feb. 3, 2010 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (Nasdaq:PNNT) declares an increase of its second fiscal quarter 2010 distribution to $0.26 per share, payable on April 1, 2010 to stockholders of record as of March 25, 2010. Distributions are paid from taxable earnings and may include Return of Capital and/or Capital Gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of mezzanine loans, senior secured loans and equity.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:  PennantPark Investment Corporation
          Aviv Efrat
          (212) 905-1000
          www.pennantpark.com